Prudential Jennison MLP Fund
Annual period ending 11/30/14
File No: 811-08587

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 18, which is comprised of the Prudential Jennison 20/20 Focus Fund and Prudential Jennison MLP Fund (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:


(a) Ellen S. Alberding;

              SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         97,023,826.120          98.473%         76.106%
WITHHELD     1,504,858.004          1.527%          1.180%

(b) Kevin J. Bannon;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         96,957,798.056         98.406%         76.054%
WITHHELD     1,570,886.068         1.594%           1.232%

(c) Linda W. Bynoe;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         96,899,827.158        98.347%          76.009%
WITHHELD     1,628,856.966        1.653%            1.277%

(d) Keith F. Hartstein;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR        97,081,457.804         98.532%           76.151%
WITHHELD   1,447,226.320          1.468%            1.135%

(e) Michael S. Hyland;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR        96,935,205.460          98.383%          76.037%
WITHHELD    1,593,478.664          1.617%           1.249%

(f) Stephen P. Munn;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR       96,935,439.714          98.383%           76.037%
WITHHELD   1,593,244.410           1.617%           1.249%

(g) James E. Quinn;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR       96,951,575.544          98.400%            76.049%
WITHHELD   1,577,108.580          1.600%             1.237%

(h) Richard A. Redeker;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR        96,916,254.866          98.364%           76.022%
WITHHELD    1,612,429.258           1.636%           1.264%

(i) Stephen G. Stoneburn;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR        96,892,415.462          98.340%           76.003%
WITHHELD    1,636,268.662           1.660%            1.283%

(j) Stuart S. Parker;

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         97,052,491.624         98.502%           76.129%
WITHHELD     1,476,192.500          1.498%            1.157%

(k) Scott E. Benjamin; and

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         97,091,234.021         98.542%            76.159%
WITHHELD     1,437,450.103         1.458%             1.127%

(l) Grace C. Torres.

               SHARES VOTED        % OF VOTED      % OF TOTAL
FOR         97,054,051.601        98.504%            76.130%
WITHHELD     1,474,632.523        1.496%              1.156%